XL CAPITAL
                                                         XL Capital Ltd
                                                         XL House
                                                         One Bermudiana Road
                                                         P. O. Box HM 2245
                                                         Hamilton HM JX
                                                         Bermuda

                                                         Phone: (441) 294-7104
                                                         Fax:   (441) 292-5280
                                                         Email: garton@xl.bm




NEWS RELEASE


Contact:      Gavin R. Arton                               Roger R. Scotton
              Investor Relations                           Media Contact
              (441) 294-7104                               (441) 294-7165


                XL CAPITAL LTD REPORTS FIRST QUARTER 2003 RESULTS

             Net Income $239.9 million, or $1.74 per ordinary share
        Net Operating Income $250.1 million, or $1.82 per ordinary share

HAMILTON, BERMUDA, April 28, 2003 -- XL Capital Ltd ("XL" or the "Company") (NYSE: XL) today reported net income available to ordinary shareholders for the quarter ended March 31, 2003 of $239.9 million, or net income of $1.74 per ordinary share, compared with net income of $89.5 million, or a net income of $0.65 per ordinary share, in the first quarter of 2002. Net operating income for the first quarter of 2003 was $250.1 million, or $1.82 per ordinary share, compared with net operating income of $207.6 million, or $1.51 per ordinary share, for the quarter ended March 31, 2002 (see below for a reconciliation to net income).

Commenting on the first quarter 2003 results, Brian M. O'Hara, President and Chief Executive Officer of XL, stated: "We had a very strong first quarter with excellent underwriting results reflected in our combined ratio of 86.1% and net earned premium growth of 42% in our general insurance and reinsurance operations. Our net operating income return on ordinary shareholders' equity exceeded 16% and book value per ordinary share increased to $46.09, a record level for XL."


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

"Our general insurance and reinsurance businesses continue to see very strong pricing, most notably in casualty, professional lines and marine worldwide," said Mr. O'Hara.

Mr. O'Hara further stated, "Despite our very robust underwriting results and strong cash flow during the quarter, the investment environment continues to be challenging with reinvestment rates at extremely low levels. This will continue to put pressure on industry results and underscores the need to maintain underwriting discipline in the market."

The first quarter 2003 net operating results include a write down of the Company's investment in Annuity and Life Re Holdings Ltd of $40.9 million.

Total assets as of March 31, 2003 were $37.5 billion compared with $35.6 billion as of December 31, 2002. Book value per ordinary share as at March 31, 2003 increased to $46.09 compared with $44.48 as at December 31, 2002.

Summary unaudited consolidated financial data for the quarters ended March 31, 2003 and 2002, respectively, are set forth below (in millions, except per share and share amounts):

                                                         Three months ended
                                                              March 31
                                                            (Unaudited)
                                                        2003              2002
                                                        ----              ----

Gross premiums written                                 $ 3,147          $ 2,805
Net premiums written                                     2,489            2,159
Net premiums earned                                      1,552            1,065


Net income                                             $ 250.0          $  89.5
Preference dividend                                      (10.1)               -
                                                       -------          -------
Net income available to ordinary shareholders          $ 239.9          $  89.5
                                                       =======          =======
Per ordinary share results:
Net income available to ordinary shareholders          $  1.74          $  0.65
                                                       =======          =======
Weighted average ordinary shares outstanding
  (in thousands):
Basic                                                  136,216          135,119
Diluted                                                137,631          137,843


Gross premiums written for general operations in the first quarter of 2003 were $3.0 billion compared with $2.8 billion in the first quarter of 2002. Net premiums written increased to $2.4 billion from $2.1


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

billion and net earned premiums rose to $1.5 billion from $1.0 billion in the respective quarters of 2003 and 2002.

Gross premiums written for life operations in the first quarter of 2003 were $111.3 million compared with $38.5 million in the first quarter of 2002. Net premiums written for life operations in the first quarter of 2003 were $97.3 million compared with $37.0 million in the first quarter of 2002 and net earned premiums were $92.8 million in the first quarter of 2003 compared with $39.2 million in the first quarter of 2002.

Net investment income from general operations was $156.6 million in the first quarter of 2003, compared with $155.6 million in 2002's first quarter. Net investment income from life operations was $35.3 million in the first quarter of 2003 compared with $15.5 million for the quarter ended March 31, 2002.

The Company's equity in the net income of its investment affiliates for the first quarter of 2003 was $26.8 million versus $32.2 million in the first quarter of 2002. The Company's equity in net losses of its insurance and operating affiliates was $41.1 million in the first quarter of 2003 versus net income of $0.03 million in the first quarter of 2002.

The combined ratio for the Company's general insurance and reinsurance operations was 86.1% in the first quarter of 2003, versus 92.1% in the first quarter of 2002. The loss ratios were 60.9% and 63.2% in the quarters ended March 31, 2003 and 2002, with corresponding expense ratios of 25.2% and 28.9% for the same quarters, respectively.

A live on-line web cast of XL's call with analysts and investors to review the first quarter 2003 results will be held at 10:00 a.m. Eastern Time on April 29, 2003 at www.xlcapital.com. An unaudited financial information supplement relating to the Company's 2003 and 2002 quarterly and full year results is available on its website: www.xlcapital.com.

XL Capital Ltd, through its operating subsidiaries, is a leading provider of insurance and reinsurance coverages and financial products and services to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis.

                                      # # #


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

This press release contains forward-looking statements that involve inherent risks and uncertainties. Statements that are not historical facts, including statements about XL's beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates, and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) rate increases and improvements in terms and conditions may not be as large or sustainable as XL is currently projecting; (b) greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than XL's underwriting, reserving or investment practices anticipate based on historical experience or industry data;
(c) developments in the world's financial and capital markets which adversely affect the performance of XL's investments and XL's access to such markets; (d) changes in general economic conditions, including foreign currency exchange rates, inflation and other factors; and (e) the other factors set forth in XL's most recent reports on Form 10-K and Form 10-Q as well as XL's other documents on file with the Securities and Exchange Commission. XL undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.


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






                                 XL CAPITAL LTD
                       SUMMARY CONSOLIDATED FINANCIAL DATA
       (In thousands of U.S. dollars, except per share and share amounts)

                                   (Unaudited)

                                                                                          Three Months Ended
                                                                                               March 31

                                                                                      2003               2002 (a)
                                                                                      ----               --------
Income Statement Data:

Revenues:
    Gross premiums written - general and life operations                              $3,147,139         $2,804,676
    Net premiums written - general and life operations                                 2,489,084          2,158,853

     Net premiums earned - general operations                                          1,458,860          1,025,522
     Net premiums earned - life operations                                                92,771             39,193
     Net investment income - general operations                                          156,581            155,609
     Net investment income - life operations                                              35,323             15,518
     Net realized losses on investments                                                  (4,663)          (106,020)
     Net realized and unrealized gains (losses) on derivative
      instruments                                                                         14,493            (9,476)
     Equity in net income of investment affiliates                                        26,798             32,185
     Fee and other income                                                                 12,277              7,949
                                                                                 ----------------   ----------------
                                                                                      $1,792,440         $1,160,480
                                                                                 ----------------   ----------------

Expenses:
    Net losses and loss expenses incurred - general operations                          $885,254           $642,298
    Claims and policy benefit reserves - life operations                                 119,558             47,763
    Acquisition costs and  operating expenses                                            430,831            330,877
    Exchange gains                                                                       (2,702)            (8,364)
    Interest expense                                                                      46,140             41,622
    Amortization of intangible assets                                                        375                614
                                                                                 ----------------   ----------------
                                                                                      $1,479,456         $1,054,810
                                                                                 ----------------   ----------------

Income before minority interest, income tax expense and equity in net
loss (income) of insurance and operating affiliates                                     $312,984           $105,670

Minority interest                                                                          1,862              2,255
Income tax charge                                                                         20,030             13,954
Equity in net loss (income) of insurance and operating affiliates                         41,087               (32)
                                                                                 ----------------   ----------------

Net income                                                                              $250,005            $89,493
Preference dividend                                                                     (10,148)                  -
                                                                                 ----------------   ----------------
Net income available to ordinary shareholders                                           $239,857            $89,493
                                                                                 ----------------   ----------------

Weighted average number of ordinary shares and
     ordinary share equivalents (in thousands) : Basic                                   136,216            135,119
                                               : Diluted                                 137,631            137,843

Per  Share Data:
     Net income available to ordinary shareholders (diluted)                              $ 1.74            $  0.65
                                                                                          ======            =======


Note:

a) Certain reclassifications, which have no effect on net income, have been made to prior period results to conform to current presentation.



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


                                 XL CAPITAL LTD

                           SUPPLEMENTAL FINANCIAL DATA
        (in millions of U.S. Dollars, except per share and share amounts)
                                   (Unaudited)


The following is a reconciliation of the Company's net operating income to net income, for the three months ended March 31, 2003 and 2002:

                                                                                                    Three months ended
                                                                                                         March 31
                                                                                                        (Unaudited)
                                                                                                  2003             2002
                                                                                                  ----             ----

Net income available to ordinary shareholders                                                     $ 239.9           $ 89.5

Net realized losses on investments                                                                    4.6            106.0
Net realized and unrealized (gains) losses on derivatives                                          (14.5)              9.5
Net gains on weather & energy risk management derivatives                                            10.4              0.9
Tax effect on net realized losses on investments and
   realized and unrealized (gains) losses on derivative instruments                                   9.7              1.7
                                                                                             ---------------------------------

Net operating income                                                                               $250.1           $207.6
                                                                                             ---------------------------------

Per ordinary share results:

Net income available to ordinary shareholders (diluted)                                             $1.74            $0.65
                                                                                                    =====            =====

Net operating income (diluted)                                                                      $1.82            $1.51
                                                                                                    =====            =====

Weighted average ordinary shares outstanding (in millions):
Basic                                                                                               136.2            135.1
Diluted                                                                                             137.6            137.8


Net operating income is a non-GAAP measure. As calculated by the Company, net operating income is net income available to ordinary shareholders, excluding net realized gains and losses on investments and net realized and unrealized gains and losses on all derivatives (except for gains and losses on weather and energy risk management derivatives). These items are excluded because they are not considered by management to be relevant indicators of the performance of or trends in XL's core business operations, but rather of the investment and credit markets in general. Management believes that the presentation of net operating income provides useful information regarding XL's results of operations because it follows industry practice, is followed closely by securities analysts and rating agencies, and enables investors and securities analysts to make performance comparisons with XL's peers in the insurance industry. This measure may not however be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on net operating income as a non-GAAP measure in assessing XL's overall financial performance.


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



                                 XL CAPITAL LTD
                       SUMMARY CONSOLIDATED FINANCIAL DATA

       (In thousands of U.S. dollars, except per share and share amounts)

                                   (Unaudited)


                                                              As at March 31,          As at December 31,
                                                                   2003                       2002
                                                          -----------------------    -----------------------

    Balance Sheet Data:

    Total investments available for sale                             $17,207,273                $16,059,733

    Net payable for investments purchased                              1,668,469                  1,546,276

    Cash and cash equivalents                                          3,152,328                  3,557,815

    Investments in affiliates                                          1,729,593                  1,750,005

    Intangible assets                                                  1,652,998                  1,653,700

    Total assets                                                      37,461,625                 35,647,369

    Unpaid losses and loss expenses                                   13,496,875                 13,202,736

    Deposit liabilities and future policy benefit
    reserves                                                           4,980,912                  4,889,996

    Notes payable and debt                                             1,884,158                  1,877,957

    Total shareholders' equity                                         6,812,245                  6,569,589


    Total ordinary shareholders' equity (1)                            6,294,745                  6,052,089

    Ordinary shares outstanding                                      136,560,490                136,063,184

    Book value per ordinary share                                         $46.09                     $44.48

Note:
(1) Excluding preference share capital of $517,500.





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